UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	December 12, 2019

Contact: Nelli Madden

732-577-9997

UMH PROPERTIES, INC. ANNOUNCES PROMOTION OF BRETT TAFT

FREEHOLD, NJ, December 12, 2019........ UMH Properties, Inc. (NYSE: UMH) today announced that it has promoted Brett Taft from Vice President to Chief Operating Officer, effective January 1, 2020.

Samuel A. Landy, President and Chief Executive Officer, commented, “Brett has been with the Company for over eight years. During that time, he has done an outstanding job on all matters with UMH. Throughout the years, he has played a key role in growing our portfolio, integrating our communities, and upgrading our operating procedures. As Chief Operating Officer, Brett will be responsible for the day-to-day operations of the Company. Brett fully understands our business plan and will work to continue to improve our operating results and ultimately help us to accomplish our long-term goals.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 122 manufactured home communities with approximately 23,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland and Michigan. In addition, the Company owns a portfolio of REIT securities.

# # # #

A NYSE Company: Symbol - UMH

since 1968